MIMEDX GROUP, INC.
ASSUMED 2006 STOCK INCENTIVE PLAN

Nonqualified Stock Option Agreement
(Non-employee Directors and Independent Contractors)

1.    Pursuant to the terms and conditions of the Corporation's Assumed 2006 Stock Incentive Plan (the "Plan"), you (the "Participant") have been granted an option (the "Option") to purchase __________ shares (the "Shares") of our Common Stock as outlined below.

Name of Participant:
Address:

Grant Date:
Number of Shares Subject to Option:
Option Price:	$
Type of Option:	Nonqualified Stock Option
Expiration Date (Last day of Option Period):
Vesting Schedule/Conditions:	33.33% on
66.66% on
100% on

2.    By my signature below, the Participant hereby acknowledges receipt of this Nonqualified Stock Option Agreement (the "Agreement") and a copy of the Plan, and furthermore, the Participant agrees to be bound by the terms of the Plan and the Agreement. The Participant understands that the applicable provisions of the Plan are hereby incorporated by reference into the Agreement and constitute a part of the Agreement. The Corporation reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of this Grant Notice within 30 days of receipt of this Grant Notice.

Signature:	Date:

Agreed to by:

MiMedx Group, Inc.

By:
Name: Parker H. Petit
Its: Chairman and Chief Executive Officer

Attest:

Vice President, Human Resources and Administration